REGISTRATION STATEMENT NO. 333-_____
                             Filed April 4, 1997

                     SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                                 FORM S-8
                          REGISTRATION STATEMENT
                                  UNDER
                        THE SECURITIES ACT OF 1933

                          INTERWEST BANCORP, INC.
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

        Washington                                   91-1691216
--------------------------------                -------------------
(State or other jurisdiction of                 (I.R.S. Employer
incorporation or organization)                  Identification No.)

                            275 S.E. Pioneer Way
                        Oak Harbor, Washington  98277
                              (360) 679-4181
                   ----------------------------------------
                   (Address of principal executive offices)

                         InterWest Bancorp, Inc.
            1996 Outside Directors Stock Options-for-Fees Plan
            ---------------------------------------------------
                          (Full title of the Plan)

        Stephen M. Walden                  Copies to:
        President and Chief                Eric S. Kracov, Esquire
         Executive Officer                 Breyer & Aguggia
        InterWest Bancorp, Inc.            1300 I Street, N.W.
        275 S.E. Pioneer Way               Suite 470 East
        Oak Harbor, Washington 98277       Washington, D.C.  20005
        (360) 679-4181                     (202) 737-7900
        -----------------------------
        Name, address and telephone
        number of agent for service

                              Page 1 of 7 Pages
                    Index to Exhibits Appears on Page 4.

                       Calculation of Registration Fee
------------------------------------------------------------------------------
Title of
Securities     Amount       Proposed Maximum   Proposed Maximum     Amount of
 to be         to be        Offering Price        Aggregate       Registration
Registered   Registered     Per Share(1)       Offering Price(1)       Fee
------------------------------------------------------------------------------
Common Stock,
$.20 par
value         25,000(2)       $30.50           $762,500              $232
------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the amount of the registration fee. Pursuant to Rule 457(c) under the Securities Act of 1933, as amended, (the "Securities Act"), the price per share is estimated to be $30.50 based upon the average of the high and low trading prices of the common stock, $.20 par value per share ("Common Stock") of Interwest Bancorp, Inc. (the "Registrant"), as reported on the Nasdaq Stock Market on April 2, 1997.

(2) 25,000 shares are being registered for issuance under the InterWest Bancorp, Inc. 1996 Outside Directors Stock Options-for-Fees Plan ("Plan"); together with an indeterminate number of shares reserved for issuance pursuant to the Plan as a result of any future stock split, stock dividend or similar adjustment of the outstanding Common Stock.

                             --------------------

         This Registration Statement shall become effective automatically upon the date of filing in accordance with Section 8(a) of the Securities Act of 1933, as amended, and 17 C.F.R. Section 230.462.

                                   PART II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Certain Documents by Reference
------
         The following documents filed with the Commission are incorporated in this Registration Statement by reference:

         (1) The Registrant's Annual Report on Form 10-K (File No. 0-26632) for the year ended September 30, 1996;

         (2) The description of the Common Stock contained in the Registrant's Joint Proxy Statement/Prospectus dated May 6, 1996 and filed as part of the Registrant's Registration Statement on Form S-4 (File No. 333-2452), dated March 15, 1996 and amended April 29, 1996; and

         (3) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the end of the fiscal year covered by the Annual Report referred to in
(1) above.

         All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, after the date of and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.

         Any statement contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
------
         Not Applicable

Item 5.  Interests of Named Experts and Counsel
------
         Not Applicable

Item 6.  Indemnification of Directors and Officers
------
         Section 23B.08.510 of the Revised Code of Washington sets forth circumstances under which a corporation may indemnify an individual.

         Article IX of Registrant's Articles of Incorporation provides for indemnification of the directors of the Registrant for monetary damages for conduct as a director, except for liability of the director for acts or omissions that involve: (i) intentional misconduct by the director; (ii) a knowing violation of law by the director; (iii) conduct violating Section 23B.08.310 of the Revised Code of Washington; or (iv) any transaction from which the director will personally receive a benefit in money, property or services to which the director is not legally entitled.

                                    -3-
PAGE

Item 7.  Exemption From Registration Claimed
------
         Not Applicable

Item 8.  Exhibits
------
         The following exhibits are filed with or incorporated by reference into this Registration Statement on Form S-8:

         No.                            Exhibit
         ---                            -------

          5                 Opinion of Breyer & Aguggia

         23.1               Consent of Ernst & Young LLP

         23.2               Consent of Deloitte & Touche LLP

         23.3               Consent of Deloitte & Touche LLP

         23.4               Consent of KPMG Peat Marwick LLP

         23.5               Consent of Breyer & Aguggia (see Exhibit 5)

         24                 Power of attorney (see signature pages)

         99.1               1996 Outside Directors Stock Options-for-Fees Plan

Item 9.  Undertakings
------
         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change in such information in the Registration Statement; provided, however, that clauses (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         2. That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         4. That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to a new registration statement relating to the securities offered therein, and that offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against liabilities (other than the payment by the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy expressed in the Securities Act will and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, InterWest Bancorp, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Oak Harbor, and State of Washington the 31st day of March 1997.

                                    INTERWEST BANCORP, INC.

                                    By: /s/ Stephen M. Walden
                                        ------------------------------
                                        Stephen M. Walden
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)

                          POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby makes, constitutes and appoints Stephen M. Walden his true and lawful attorney, with full power to sign for such person and in such person's name and capacity indicated below, and with full power of substitution any and all amendments to this Registration Statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.

By: /s/ Stephen M. Walden                     Date:  March 31, 1997
    --------------------------------------
    Stephen M. Walden
    President and Chief Executive Officer
    (Principal Executive Officer)

By: /s/ H. Glenn Mouw                         Date:  March 31, 1997
    --------------------------------------
    H. Glenn Mouw
    Executive Vice President and Chief
    Financial Officer
    (Principal Financial Officer)

By: /s/ Carla Tucker                          Date:  March 31, 1997
    --------------------------------------
    Carla Tucker
    Vice President and Controller
    (Principal Accounting Officer)

By: /s/ Barney R. Beeksma                     Date:  March 31, 1997
    --------------------------------------
    Barney R. Beeksma
    Chairman of the Board of Directors

By: /s/ Jean Gorton                           Date:  March 31, 1997
    --------------------------------------
    Jean Gorton
    Director

By: /s/ Michael T. Crawford                   Date:  March 31, 1997
    --------------------------------------
    Michael T. Crawford
    Director

By:                                           Date:  March __, 1997
    --------------------------------------
    Larry Carlson
    Director

By: /s/ Clark H. Mock                         Date:  March 31, 1997
    --------------------------------------
    Clark H. Mock
    Director

By:  /s/ Vern Sims                            Date:  March 31, 1997
     -------------------------------------
    Vern Sims
    Director

By: /s/ C. Stephen Lewis                      Date:  March 31, 1997
    --------------------------------------
    C. Stephen Lewis
    Director

By: /s/ Russel E. Olson                       Date:  March 31, 1997
    --------------------------------------
    Russel E. Olson
    Director

By: /s/ Henry Koetje                          Date:  March 31, 1997
    --------------------------------------
    Henry Koetje
    Director

By: /s/ Gary M. Bolyard                       Date:  March 31, 1997
    --------------------------------------
    Gary M. Bolyard
    Director

                                   Exhibit 5

                           Opinion of Breyer & Aguggia

                            April 2, 1997



Board of Directors
InterWest Bancorp, Inc.
275 S.E. Pioneer Way
Oak Harbor, Washington  98277

Gentlemen:

        We have acted as special counsel to InterWest Bancorp, Inc., a Washington corporation (the "Corporation"), in connection with the preparation and filing with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, of a Registration Statement on Form S-8 (the "Registration Statement"), relating to the registration of up to 25,000 shares of Corporation common stock, $.20 par value per share ("Common Stock"), to be issued pursuant to the Corporation's 1996 Outside Directors Stock Options-for-Fees Plan (the "Plan") upon the exercise of stock options ("Option Rights"). The Registration Statement also registers an undeterminable number of additional shares which may be necessary under the Plan to adjust the number of shares reserved for issuance as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of the Corporation. We have been requested by the Corporation to furnish an opinion to be included as an exhibit to the Registration Statement.

        We have reviewed the Registration Statement, the Articles of Incorporation and Bylaws of the Corporation, the Plan, a specimen stock certificate evidencing the Common Stock of the Corporation and such other corporate records and documents as we have deemed appropriate for the purpose of rendering this opinion. We are relying upon the originals, or copies certified or otherwise identified to our satisfaction, of the corporate records of the Corporation and such other instruments, certificates and representations of public officials, officers and representatives of the Corporation as we have deemed appropriate or relevant as a basis for the opinion set forth below. In addition, we have assumed, without independent verification, the genuineness of all signatures and the authenticity of all documents furnished to us and the conformity in all respects of copies to originals.

Board of Director
April 2, 1997
Page 2

        For purposes of this opinion, we have also assumed that (i) the shares of Common Stock issuable pursuant to Option Rights granted under the terms of the Plan will continue to be validly authorized on the dates the Common Stock is issued pursuant to the Option Rights; (ii) on the dates the Option Rights are exercised, the Option Rights granted under the terms of the Plan will constitute valid, legal and binding obligations of the Corporation and will (subject to applicable bankruptcy, moratorium, insolvency, reorganization and other laws and legal principles affecting the enforceability of creditors' rights generally) be enforceable as to the Corporation in accordance with their terms; (iii) no change occurs in applicable law or the pertinent facts; and (iv) the provisions of "blue sky" and other securities laws as may be applicable have been complied with to the extent required.

        Based upon the foregoing, and subject to the qualifications and assumptions set forth herein, we are of the opinion as of the date hereof that the shares of Common Stock to be issued pursuant to the Plan, when issued and sold pursuant to and in accordance with the Registration Statement and the Plan and upon receipt of the consideration required thereby, will be legally issued, fully paid and non-assessable shares of Common Stock of the Corporation.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                   Sincerely,

                                   /s/ Breyer & Aguggia

                                   BREYER & AGUGGIA

                                   Exhibit 23.1

                            Consent of Ernst & Young LLP

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement on Form S-8 dated April 4, 1997 pertaining to the InterWest Bancorp, Inc. 1996 Outside Directors Stock Options-for-Fees Plan of our report dated November 7, 1996 with respect to the consolidated financial statements of InterWest Bancorp, Inc. incorporated by reference in its Annual Report on Form 10-K for the year ended September 30, 1996, filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Seattle, Washington
April 2, 1997

                                   Exhibit 23.2

                            Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Interwest Bancorp, Inc.
Oak Harbor, Washington

We consent to the incorporation by reference in the Registration Statement of Interwest Bancorp, Inc. on Form S-8 of our report dated October 28, 1994, for Interwest Savings Bank and subsidiaries, appearing in the Annual Report on Form 10-K of Interwest Bancorp, Inc. for the year ended September 30, 1996.

/s/ Deloitte & Touche

April 2, 1997
Seattle, Washington

                                   Exhibit 23.3

                        Consent of Deloitte & Touche LLP

INDEPENDENT AUDITORS' CONSENT

Board of Directors
Interwest Bancorp, Inc.
Oak Harbor, Washington

We consent to the incorporation by reference in the Registration Statement of Interwest Bancorp, Inc. on Form S-8 of our report dated January 19, 1996, for Central Bancorporation and subsidiaries, appearing in the Annual Report on Form 10-K of Interwest Bancorp, Inc. for the year ended September 30, 1996.

/s/ Deloitte & Touche

April 2, 1997
Seattle, Washington

                                   Exhibit 23.4

                           Consent of KPMG Peat Marwick LLP

KPMG Peat Marwick LLP
3100 Two Union Square
601 Union Street
Seattle, WA  98101-2327

                         CONSENT OF INDEPENDENT
                      CERTIFIED PUBLIC ACCOUNTANTS
------------------------------------------------------------------------------

The Board of Directors
InterWest Bancorp, Inc.:

We consent to incorporation by reference in the registration statement Form S-8, related to the InterWest Bancorp, Inc. 1996 Outside Directors Stock Options-for-Fees Plan, of our report dated January 20, 1995, relating to the Central Bancorporation and subsidiary consolidated statement of operations for the year ended December 31, 1994 which report appears in the September 30, 1996 Annual Report on Form 10-K of InterWest Bancorp, Inc.

/s/ KPMG Peat Marwick

Seattle, Washington
April 2, 1997

                                   Exhibit 23.5

                      Consent of Breyer & Aguggia (see Exhibit 5)

                                   Exhibit 24

                       Power of Attorney (see signature page)

                                   Exhibit 99.1

                  1996 Outside Directors Stock Options-for-Fees Plan

                         InterWest Bancorp, Inc.

            1996 Outside Directors Stock Options-for-Fees Plan


1. Purpose of Plan. The purpose of the Plan is to provide non-employee directors of the Corporation with an increased incentive to make significant and extraordinary contributions to the long-term performance and growth of the Corporation and its Affiliates, to join the interests of non-employee directors with the interests of the stockholders of the Corporation, and to facilitate attracting and retaining non-employee directors of exceptional ability.

2.      Definitions.  As used herein, the following definitions shall apply:

        "Affiliate" shall mean any corporation in which the Corporation owns, directly or indirectly, stock possessing more than fifty percent of the combined voting power of all classes of stock.

        "Board of Directors" shall mean the board of directors of the Corporation.

        "Committee" shall mean a committee of the Board of Directors designated by the Board to administer the Plan.

        "Common Stock" shall mean the common stock, $.20 par value per share, of the Corporation.

        "Corporation" shall mean InterWest Bancorp, Inc., a Washington corporation, or any successor thereof.

        "Director Notice" shall mean a written notice setting forth the Participant's election under Section 4(b) of the Plan and delivered by a Participant to the Corporation prior to the first day of the calendar year, to be effective for such year or years as are specified in such notice. A Director Notice shall be irrevocable for the current calendar year but may be modified by a Participant with respect to a future year(s).

        "Fair Market Value" shall mean, as of any date, the closing price of the Corporation's Common Stock on the Nasdaq National Market System. If the Common Stock is not traded on a national securities exchange or quoted on the Nasdaq Stock Market, and there are not at least two brokerage companies reporting a bid price per share on the Option Grant Date, then the Fair Market Value shall be that value determined in good faith by the Committee in such manner as it deems appropriate.

        "Nonqualified Option" shall mean an option to purchase Common Stock which meets the requirements set forth in the Plan but does not meet the definition of an incentive stock option set forth in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

        "Option Grant Date" shall mean the first business day of each calendar year following the effective date of the Plan.

        "Option Price" shall mean the price at which a Nonqualified Option may be exercised which shall be the Fair Market Value on the Option Grant Date of such Nonqualified Option.

        "Participant" shall mean a member of the Board of Directors who is not an employee of the Corporation or an Affiliate.

        "Plan" shall mean this InterWest Bancorp, Inc. 1996 Outside Directors Stock Options-for-Fees Plan.

        "Total Director Fees" shall mean, with respect to any calendar year, $8,000, as the retainer fee payable to an outside Director for service on the Board of Directors of the Corporation.

3. Administration. The Plan shall be administered by the Committee. Subject to the provisions of the Plan, the Committee is authorized to interpret the Plan, to promulgate, amend and rescind rules and regulations relating to the Plan and to make all other determinations necessary or advisable for its administration. Interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive. Acts approved by a majority of the members present at any meeting at which a quorum is present, or acts unanimously approved in writing by the Committee, shall be the acts of the Committee.

4.      Annual Grants.

        (a) Each Participant shall deliver a Director Notice to the Corporation on or before the date specified in the Plan. During the term of this Plan, on the first business day of each calendar year following the effective date of the Plan, each Participant shall receive a Nonqualified Option to the extent of the Participant's election in his or her Director Notice in effect for such year. The option exercise price for each such Nonqualified Option shall be the Option Price. If, with respect to any calendar year, a Director Notice is not received from a Participant, the Participant's Total Director Fees shall be payable in cash.

        (b) Each Participant may specify one of the following elections in a Director Notice:

                (i)     Option 1.   Receive Total Director Fees in cash,
                        payable quarterly;

                (ii)    Option 2.   Receive a Nonqualified Option covering two
                        hundred fifty (250) shares of Common Stock and one-half of Total Director Fees in cash, payable quarterly, or

                (iii)   Option 3.   Receive a Nonqualified Option covering
                        five hundred (500) shares of Common Stock.

5. Vesting. Each Nonqualified Option issued pursuant to this Plan shall be conditioned on the Participant continuing to serve as a member of the Board for a period of one (1) year following the Option Grant Date. The Nonqualified Option may not be exercised during said one (1) year period. If a Participant ceases to be a member of the Board prior to the expiration of the one (1) year period, all unexercisable Nonqualified Options held by the Participant shall be cancelled as of the Participant's last day of service.

6. Indemnification of Committee Members. In addition to such other rights of indemnification as they may have, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member has acted in bad faith; provided, however, that within sixty (60) days after receipt of notice of institution of any such action, suit or proceeding a Committee member shall offer the Corporation in writing the opportunity, at its own cost, to handle and defend the same.

7. Maximum Number of Shares Subject to Plan. The maximum number of shares with respect to which stock options may be granted under the Plan shall be 25,000 shares in the aggregate of Common Stock of the Corporation, which may consist in whole or in part of the authorized and unissued or reacquired Common Stock of the Corporation. If a stock option expires or terminates for any reason without having been fully exercised, the number of shares with respect to which the stock option was not exercised at the time of its expiration or termination shall again become available for the grant of stock options under the Plan, unless the Plan shall have been terminated.

        The number of shares subject to each outstanding stock option, the option price with respect to outstanding stock options, and the aggregate number of shares remaining available under the Plan shall be subject to such adjustment as the Committee, in its discretion, deems appropriate to reflect such events as stock dividends, stock splits, recapitalization, mergers, consolidations or reorganizations of or by the Corporation; provided, however, that no fractional shares shall be issued pursuant to the Plan, no rights may be granted under the Plan with respect to fractional shares, and any fractional shares resulting from such adjustments shall be eliminated from any outstanding stock option.

8. Written Agreement. Each stock option shall be evidenced by a written agreement and shall contain such provisions as may be approved by the Committee. Such agreements shall constitute binding contracts between the Corporation and the Participant, and every Participant, upon acceptance of such agreement, shall be bound by the terms and restrictions of the Plan and of such agreement. The terms of each such agreement shall be in accordance with the Plan, but the agreements may include such additional provisions and restrictions determined by the Committee, provided that such additional provisions and restrictions are not inconsistent with the terms of the Plan.

9. Payment of Stock Option Price. To exercise in whole or in part any stock option granted hereunder, payment of the option price in full in cash shall be made by the Participant for all shares so purchased. No Participant shall have any of the rights of a stockholder of the Corporation under any stock option until the actual issuance of shares to said Participant, and prior to such issuance no adjustment shall be made for dividends, distributions or other rights in respect of such shares, except as provided in Paragraph 7.

10. Exercise of Stock Options. A Participant may exercise a stock option, in whole or in part, by delivery to the Corporation of written notice of the exercise, in such form as the Committee may prescribe, accompanied by (i) full payment for the shares with respect to which the stock option is exercised, in cash, or (ii) in the sole discretion of the Committee, irrevocable instructions to a stock broker to promptly deliver to the Corporation full payment for the shares with respect to which the stock option is exercised from the proceeds of the stock broker's sale of or loan against the shares. Successive stock options may be granted to the same Participant, whether or not the stock option(s) previously granted to such Participant remain unexercised. A Participant may exercise a stock option, if then exercisable, notwithstanding that stock options previously granted to such Participant remain unexercised.

11. Nontransferability of Stock Options. Except to the extent authorized by the Committee, no stock option granted under the Plan to a Participant shall be transferable by such Participant otherwise than by will, or by the laws of descent and distribution, and stock options shall be exercisable, during the lifetime of the Participant, only by the Participant.

12. Term of Stock Options. If not sooner terminated, each stock option granted hereunder shall expire upon the earlier to occur of the date five (5) years from Option Grant Date or the date ninety (90) days (three (3) years in the event a director attains the Board's mandatory retirement age or, with Committee approval, upon termination of service for any other reason, other than voluntary resignation or termination for cause) following the date upon which the Participant ceases to be a member of the Board of Directors. Notwithstanding the foregoing, all outstanding options held by a Participant shall expire immediately upon the Participant's termination for cause. For purposes of this plan, "termination for cause" shall mean termination because of a Participant's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

13. Investment Purpose. If the Committee in its discretion determines that as a matter of law such procedure is or may be desirable, it may require a Participant, upon any acquisition of stock hereunder and as a condition to the Corporation's obligation to deliver certificates representing such shares, to execute and deliver to the Corporation a written statement, in form satisfactory to the Committee, representing and warranting that the Participant's acquisition of shares of stock shall be for such person's own account, for investment and not with a view to the resale or distribution thereof and that any subsequent offer for sale or sale of any such shares shall be made either pursuant to (a) a Registration Statement on an appropriate form under the Securities Act of 1933, as amended (the "Securities Act"), which Registration Statement has become effective and is current with respect to the shares being offered and sold, or (b) a specific exemption from the registration requirements of the Securities Act, but in claiming such exemption the Participant shall, prior to any offer for sale or sale of such shares, obtain either the Corporation's approval or a favorable written opinion from counsel for or approved by the Corporation as to the availability of such exemption. The Corporation may endorse an appropriate legend referring to the foregoing restriction upon the certificate or certificates representing any shares issued or transferred to the Participant under this Plan.

14. No Right to Continued Service as a Director. Nothing contained in the Plan or in any stock option granted pursuant to the Plan, nor any action taken by the Committee hereunder, shall confer upon any Participant any right with respect to continuation of service as a director of the Corporation or an Affiliate nor interfere in any way with the right of the Corporation, any Affiliate, or their stockholders to terminate such Participant's service as a director at any time.

15. Withholding Payments. If upon the exercise of an option there shall be payable by the Corporation any amount for income tax withholding, then in the Committee's sole discretion, either the Corporation shall appropriately reduce the amount of stock to be paid to the Participant or the Participant shall pay such amount to the Corporation to reimburse it for such income tax withholding. The Committee may, in its sole discretion permit Participants to satisfy such withholding obligations, in whole or in part, by electing to have the amount of Common Stock delivered or deliverable upon exercise of a stock option appropriately reduced, or by electing to tender Common Stock back to the Corporation subsequent to exercise of a stock option, to reimburse the

Corporation for such income tax withholding, subject to such rules and regulations as the Committee may adopt. The Committee may make such other arrangements with respect to income tax withholding as it shall determine.

16. Effectiveness of Plan. The Plan shall be effective on the date the Board of Directors adopts the Plan, provided that the stockholders of the Corporation approve the Plan within twelve (12) months of its adoption by the Board of Directors. Stock options may be granted prior to stockholder approval of the Plan, but all such stock option grants shall be subject to stockholder approval of the Plan. No stock option may be exercised prior to stockholder approval. If the stockholders of the Corporation do not approve the Plan within twelve (12) months of its adoption by the Board of Directors, each Participant shall be entitled to receive in cash all director fees previously applied toward the grant of Nonqualified Options hereunder.

17.     Termination, Duration, and Amendment of Plan.

        (a) The Plan may be terminated at any time by the Board of Directors of the Corporation. Unless sooner terminated, the Plan shall terminate on the date five (5) years after its adoption by the Board of Directors, and no stock options may be granted thereafter. The termination of the Plan shall not affect the validity of any stock option outstanding on the date of termination.

        (b) The Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension, discontinuation or termination shall be made without shareholder approval if such approval is necessary to comply with any tax or regulatory requirement.

18. Rule 16b-3 Compliance. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable terms and conditions of Rule 16b-3 and any successor provisions. To the extent that any provision of the Plan or action by the Committee or the Board of Directors fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

19. Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Washington, without giving effect to the choice of law principles thereof.